Form of Lock-Up Agreement

September __, 2014

Leerink Partners LLC
as Representative of the several Underwriters

c/o Leerink Partners LLC
299 Park Avenue, 21st floor
New York, NY 10176

Re: Proposed Public Offering by HTG Molecular Diagnostics, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of HTG Molecular Diagnostics, Inc., a Delaware corporation (the “Company”), understands that Leerink Partners LLC (“Leerink”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Leerink, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (1) Leerink, on behalf of the Underwriters, agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, Leerink, on behalf of the Underwriters, will notify the Company of the impending release or waiver, and (2) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Leerink on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that any of the Company’s securities are released from the lock-up restrictions set forth in a lock-up agreement for the Public Offering entered into with Leerink, on behalf of the Underwriters, Leerink shall immediately and fully release the same percentage of shares of the Company’s securities held by the undersigned from any remaining lock-up restrictions concurrently therewith; provided, however, that (a) Leerink will not be obligated to release the undersigned from such lock-up (i) unless and until Leerink has first released more than three percent (3%) of the Company’s total outstanding shares from such lock-up (calculated as of immediately following the closing of the Public Offering) except for releases in an underwritten public offering covered by the following subclause (ii), or (ii) if, with respect to any lock-up release effected in order to permit a person otherwise subject to lock-up restrictions set forth in a lock-up agreement for the Public Offering to participate in an underwritten public offering, the undersigned has been given the opportunity to participate in such underwritten public offering on a pro rata basis and the undersigned declined to so participate, and (b) in the event that any percentage of such shares released from the lock-up restrictions are subject to any restrictions, the same restrictions shall be applicable to the release of the same percentage of the Company’s securities held by the undersigned. In the event that the undersigned is released from any of its obligations under this letter or, by virtue of this letter, becomes entitled to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) prior to the date that is 180 days after the date of the Underwriting Agreement, Leerink shall use its commercially reasonable efforts to notify the undersigned within three (3) business days; provided that the failure to give such notice shall not give rise to any claim or liability against Leerink or the Underwriters.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Leerink, provided, in each case, that (1) Leerink receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributes, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(i)	as a bona fide gift or gifts;
(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
(iii)	as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;
(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;
(v)	pursuant to a qualified domestic relations order or in connection with a divorce settlement;
(vi)	by will or intestate succession upon the death of the undersigned; or
(vii)	to the Company in satisfaction of any tax withholding obligation

Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (2) the exercise or exchange by the undersigned of any option or warrant to acquire any shares of Common Stock or options to purchase shares of Common Stock, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter, (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter, and (4) the conversion of the outstanding preferred stock of the Company into shares of Common Stock, provided that any such shares received upon such conversion shall be subject to the restrictions on transfer set forth in this letter.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 trading plan”) or from amending an existing 10b5-1 trading plan so long as there are no sales of Lock-Up Securities under such plans during the Lock-Up Period; and provided that, the establishment of a 10b5-1 trading plan or the amendment of a 10b5-1 trading plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan.

Furthermore and notwithstanding anything herein to the contrary, during the Lock-Up Period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned in the Public Offering or acquired by the undersigned on the open market following the date of the Underwriting Agreement if and only if (i) such sales are not required during the Lock-Up Period to be reported in any press release or public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any press release, public filing or report regarding such sales during the Lock-Up Period.

With respect to the Public Offering only, the undersigned hereby waives, on behalf of itself and all holders of registration rights pursuant to the Amended and Restated Investor Rights Agreement with the Company dated February 4, 2014 (as may be amended from time to time), any registration rights relating to registration under the Securities Act of any shares of capital stock of the Company owned either of record or beneficially by the undersigned, including any rights to receive notice of the Public Offering or the registration of the Common Stock to be sold in the Public Offering. The undersigned acknowledge and agrees that the Company shall be a third-party beneficiary of the waiver in this paragraph.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises Leerink in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iv) March 31, 2015, in the event that the Underwriting Agreement has not been executed by such date.

The obligations set forth herein shall only become effective once all officers and directors of the Company, and all holders of five percent (5%) or more of the Company’s outstanding capital stock (on an as converted Common Stock basis) enter into a similar agreement.

[signature page follows]

Very truly yours,

S.R. One, Limited

Name of Security Holder (Print exact name)

By:/s/ Brian Gallagher

  Signature

If not signing in an individual capacity:

Brian Gallagher

Name-of Authorized Signatory (Print)

Vice President & Partner

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

FIRST AMENDMENT TO LOCK-UP AGREEMENT

This First Amendment (this “Amendment”) to the Lock-up Agreement (the “Agreement”) is dated to be effective as of March 19, 2015 and is signed and delivered by the undersigned, a stockholder, officer and/or director of HTG Molecular Diagnostics, Inc. (the “Company”) in favor of each underwriter (collectively, the “Underwriters”) to be named in the Underwriting Agreement that Leerink Partners LLC proposes to enter with the Company providing for the public offering of shares of the Company’s common stock, par value $0.001 per share (the “Underwriting Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Agreement.

Recitals

Whereas, the undersigned previously signed and delivered the Agreement to the Underwriters.

Whereas, the Agreement and all obligations thereunder shall automatically terminate and the undersigned released from his/her/its obligations thereunder if the Underwriting Agreement is not executed by March 31, 2015 (the “Sunset Date”); and

Whereas, the undersigned desires to amend the Agreement to extend the Sunset Date to June 30, 2015.

Agreement

Now, Therefore, in accordance with the foregoing and intending to be legally bound hereby, the undersigned hereby agrees as follows:

1.    Sunset Date Extension: The clause numbered (iv) in the second to last paragraph of the Agreement, which paragraph begins “The undersigned also agrees and consents....,” is hereby amended and restated to read in its entirety as follows:

“(iv) June 30, 2015, in the event that the Underwriting Agreement has not been executed by such date.”

2.    Miscellaneous.

(a)    Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

(b)    Facsimile and other electronic signatures shall be as effective as original signatures.

[Signature page follows]

In Witness Whereof, the undersigned has executed this Amendment as of the date first set forth above.

S.R. ONE LIMITED By: /s/ Simeon J. George Name: Simeon J. George Title: Vice President & Partner

[First Amendment to Lock-up Agreement]